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                                                          Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   WSMP, INC.
             (exact name of Registrant as specified in its charter)
                              POST OFFICE BOX 399
                        CLAREMONT, NORTH CAROLINA 28610
                                 (704)459-7626
   (address and telephone number of Registrant's principal executive offices)

NORTH CAROLINA                                                      56-0945643
(State of Incorporation)                                      (I.R.S. Employer
                                                           Identification No.)

                  WSMP, INC. 1997 INCENTIVE STOCK OPTION PLAN

                              (Full Title of Plan)
                             MATTHEW V. HOLLIFIELD
                                   WSMP, INC.
                                 P. O. BOX 399
                        CLAREMONT, NORTH CAROLINA 28610
                                 (704)459-7626
     (Name, address, and telephone number of agent for service of process)

                                    Copy to:
                                J. R. SIMPSON II
                              Simpson Aycock, P.A.
                            204 East McDowell Street
                        Morganton, North Carolina 28655
                                 (704)437-9744

                              --------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
Title of                                       Proposed Maximum           Proposed              Amount of
Securities to               Amount to           Offering Price         Maximum Aggregate      Registration
be Registered           Be Registered             Per Share(1)         Offering Price(1)          Fee
------------------------------------------------------------------------------------------------------------
Common Stock            500,000                     $15.50                 7,750,000             $2,422
------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee based upon the mean of the closing bid and asked quotations for the Common Stock on July 24, 1997, as reported by NASDAQ.


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                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I of Form S-8 to be contained in the Section l0(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of l933, as amended (the "Securities Act").

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed by WSMP, Inc. ("WSMP") with the Securities and Exchange Commission are incorporated in this Registration Statement by reference, except to the extent that any statement or information therein is modified, superseded or replaced by information contained in any other subsequently filed document incorporated by reference.

         1. The Registrant's latest annual report filed pursuant to Section l3(a) or l5(d) of the Securities Exchange Act of l934, as amended (the "Exchange Act").

         2. All other reports filed pursuant to Section l3(a) or l5(d) of the Exchange Act since the end of the fiscal year covered by the annual reports referred to in (l), above.

         3. The description of the common stock of the Registrant (the "Common Stock") contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant or the Plan pursuant to Section l3(a), l3(c), l4 and l5(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable
                                       1

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ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         There are no provisions in the Registrant's Restated Articles of Incorporation, and no contracts between the Registrant and its directors and officers nor resolutions adopted by the Registrant, relating to indemnification. However, in accordance with the provisions of the North Carolina Business Corporation Act (the "Act"), the Registrant has by resolution of its Board of Directors provided that, in addition to the indemnification of directors and officers otherwise provided by the Act, the Registrant shall to the fullest extent allowed by law, indemnify its directors, executive officers and certain other designated officers against any and all liability and litigation expenses, including reasonable attorney's fees, arising out of their status or activities as directors or officers, except for liability or litigation expense incurred on account of activities that were at the time known or reasonably should have been known by such director or officer to be clearly in conflict with the best interests of the Registrant. As authorized by statute, the Registrant also maintains insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to statute, resolution or otherwise.

         In addition to the above-described provisions, Section 55-8-50 through 55-8-58 of the Act contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the Act permits a corporation, with certain exceptions, to indemnify a present or former director against liability if (i) he conducted himself in good faith, (ii) he reasonably believed that his conduct in his official capacity with the corporation was in its best interests and in all other cases his conduct was at least not opposed to the corporation's best interest, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a current or former director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him. The above standard of conduct is determined by the Board of Directors, or a committee thereof or special legal counsel or the shareholders as prescribed in Section 55-8-55.

         Sections 55-8-52 and 55-8-56 of the Act require a corporation to indemnify a director of officer in the defense of any proceeding to which he was a party because of his capacity as a director or officer against reasonable expenses when he is wholly successful in his defense, unless the articles of incorporation provide otherwise. Upon application, the court

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may order indemnification of the director or officer if he is adjudged fairly and reasonably so entitled under Section 55-8-54. Section 55-8-56 allows a corporation to indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent as a director or as otherwise set forth in the corporation's articles of incorporation or bylaws or by resolution of the Board of Directors.

         In addition, Section 55-8-57 permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable

ITEM 8.  EXHIBITS

         5        Opinion and Consent of Simpson Aycock, P. A.

         23.1     Consent of Deloitte & Touche.

         23.2 Consent of Simpson Aycock, P.A., is included with their opinion filed as Exhibit 5.

         24 Power of attorney of certain officers and directors of the Registrant.

         99       WSMP, Inc. l997 Incentive Stock Option Plan.

ITEM 9.  UNDERTAKINGS.

(A)      The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1993;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

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                    (iii) to include any material information with respect to
          the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of l933, each filing of the Registrant's Annual Report pursuant to Section l3(a) or Section l5(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of the Plan's annual report pursuant to Section l5(d) of the Securities Exchange Act of l934), that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Claremont, State of North Carolina, on this 30th day of July, 1997.

                                              WSMP, INC.


                                              By:/s/David R. Clark*
                                                 -----------------------------
                                                 David R. Clark
                                                 President

         Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities indicated on July 30, 1997.

         Signature                                    Capacity
         ---------                                    --------
/s/Richard F. Howard*                   Chairman of the Board of
---------------------------------       Directors, Secretary of the Corporation
Richard F. Howard


/s/James C. Richardson, Jr.*            Vice Chairman of the Board of
---------------------------------       Directors
James C. Richardson, Jr.                (Principal Executive Officer)


/s/David R. Clark*                      President and Director
---------------------------------       (Principal Operating Officer)
David R. Clark


/s/Matthew V. Hollifield*               Vice-President of Finance
---------------------------------       (Principal Financial and
Matthew V. Hollifield                   Accounting Officer)



/s/James M. Templeton*                  Director
---------------------------------
James M. Templeton

                                       5
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/s/Bobby G. Holman*                           Director
---------------------------------
Bobby G. Holman


/s/William R. McDonald*                       Director
---------------------------------
William R. McDonald


/s/Lewis C. Lanier*                           Director
---------------------------------
Lewis C. Lanier


/s/Richard F. Hendrickson*                    Director
---------------------------------
Richard F. Hendrickson


/s/E. Edwin Bradford*                         Director
---------------------------------
E. Edwin Bradford

         Pursuant to the requirements of the Securities Act of l933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Claremont, State of North Carolina, on the 30th day of July, 1997.

                                    WSMP, INC. 1997 INCENTIVE STOCK OPTION PLAN

                                    By:/s/ Richard F. Howard*
                                       ----------------------------------------
                                       Richard F. Howard

*
by: /s/ J. R. Simpson II
   -------------------------------------
   J. R. Simpson II
   Attorney in Fact

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                               INDEX TO EXHIBITS

Exhibit                                                            Sequentially
Number                       Exhibit                              Numbered Page
------                       -------                              -------------

  5             Opinion and Consent of Simpson Aycock, P.A.

 23.1           Consent of Deloitte & Touche.

 23.2 Consent of Simpson Aycock, P. A., is included with their opinion filed as Exhibit 5.

 24 Power of Attorney of certain officers and directors of the Registrant.

99              WSMP, Inc. l997 Incentive Stock Option Plan




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